Exhibit 16

   SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION
   CONCORDE VALUE FUND, INC.
                                                                       1 year
                                                                      9/30/94
                                                                           to
                                                                      9/30/95

   1.   Initial Net Asst Value @ beginning of period                   $12.28

   2.   Number of hypothetical shares purchased                     81.433225

   3.   Amount of dividends and distributions


                         Shares
             Distrib     held @                                   Cumulative
                 per    time of    $$ amt   Reinvest    # shares    # shares
               share    distrib   distrib       Rate    Div Buys    Div Buys

    12/88   0.153200   0.000000   $0.0000      10.99    0.000000    0.000000

    12/89   0.902465   0.000000   $0.0000      10.40    0.000000    0.000000

    12/90   0.200755   0.000000   $0.0000       8.64    0.000000    0.000000

    12/91   0.253989   0.000000   $0.0000      10.40    0.000000    0.000000

    12/92   0.139092   0.000000   $0.0000      11.92    0.000000    0.000000

    12/93   1.413699   0.000000   $0.0000      11.65    0.000000    0.000000

    12/94   0.478504  81.433225  $38.9661      10.89    3.578156    3.578156
                                                        --------
                                                        3.578156
                                                                     3.578156

   4.   Fees charged to shareholder accounts                         0.000000

   5.   Ending Net Asset Value                                         $13.33

   6.   Ending Redeemable Value of hypothetical investment
             No. of shares bought by $1,000                         81.433225
             No. of shares bought by reinvested dividends            3.578156
                                                                   ----------
             Total shares                                           85.011381
             Total shares # end of period NAV = redeemable value    $1,133.20

   7.   Total Return                                                   13.32%

   8.   Annualized Compounded Return
             y = arithmetic return = 1 + return                      1.133202
             1/x = days/365                                          1.000000
             x = 1 / (days/365)                                      1.000000
             y to the x power                                        1.133202
             Compound return                                           13.32%

   SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION
   CONCORDE VALUE FUND, INC.
                                                                       5 year
                                                                      9/30/90
                                                                           to
                                                                      9/30/95

   1.   Initial Net Asst Value @ beginning of period                    $8.35

   2.   Number of hypothetical shares purchased                    119.760479

   3.   Amount of dividends and distributions


                     Shares held                                  Cumulative
             Distrib   @ time of     $$ amt   Reinvest  # shares    # shares
           per share     distrib    distrib       Rate  Div Buys    Div Buys

    12/88   0.153200    0.000000    $0.0000      10.99  0.000000    0.000000

    12/89   0.902465    0.000000    $0.0000      10.40  0.000000    0.000000

    12/90   0.200755  119.760479   $24.0425       8.64  2.782698    2.782698

    12/91   0.253989  122.543178   $31.1246      10.40  2.992752    5.775450

    12/92   0.139092  125.535929   $17.4610      11.92  1.464853    7.240303

    12/93   1.413699  127.000782  $179.5409      11.65 15.411234   22.651537

    12/94   0.478504  142.412016   $68.1447      10.89  6.257550   28.909087
                                                       ---------
                                                       28.909087

                                                                    29.909087

   4.   Fees charged to shareholder accounts                         0.000000

   5.   Ending Net Asset Value                                         $13.33

   6.   Ending Redeemable Value of hypothetical investment
             No. of shares bought by $1,000                        119.760479
             No. of shares bought by reinvested dividends           28.909087
                                                                   ----------
             Total shares                                          148.669566
             Total shares # end of period NAV = redeemable value    $1,981.77

   7.   Total Return                                                   98.18%

   8.   Annualized Compounded Return
             y = arithmetic return = 1 + return                      1.981765
             1/x = days/365                                          5.002740
             x = 1 / (days/365)                                      0.199890
             y to the x power                                        1.146510
             Compound return                                           14.65%

   SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION
   CONCORDE VALUE FUND, INC.
                                                                        Since
                                                                    inception
                                                                      12/4/87
                                                                           to
                                                                      9/30/95

   1.   Initial Net Asst Value @ beginning of period                   $10.00

   2.   Number of hypothetical shares purchased                    100.000000

   3.   Amount of dividends and distributions

                     Shares held                                  Cumulative
             Distrib   @ time of     $$ amt   Reinvest  # shares    # shares
           per share     distrib    distrib       Rate  Div Buys    Div Buys

    12/88   0.153200  100.000000   $15.3200      10.99  1.393995    1.393995

    12/89   0.902465  101.393995   $91.5045      10.40  8.798513   10.192507

    12/90   0.200755  110.192507   $22.1217       8.64  2.560382   12.752889

    12/91   0.253989  112.752889   $28.6380      10.40  2.753653   15.506542

    12/92   0.139092  115.506542   $16.0660      11.92  1.347822   16.854364

    12/93   1.413699  116.854364  $165.1969      11.65 14.179991   31.034355

    12/94   0.478504  131.034355   $62.7005      10.89  5.757618   36.791973
                                                       ---------
                                                       36.791973
                                                                    36.791973

   4.   Fees charged to shareholder accounts                         0.000000

   5.   Ending Net Asset Value                                         $13.33

   6.   Ending Redeemable Value of hypothetical investment
             No. of shares bought by $1,000                        100.000000
             No. of shares bought by reinvested dividends           36.791973
                                                                   ----------
             Total shares                                          136.791973
             Total shares # end of period NAV = redeemable value    $1,823.44

   7.   Total Return                                                   82.34%

   8.   Annualized Compounded Return
             y = arithmetic return = 1 + return                      1.823437
             1/x = days/365                                          7.827397
             x = 1 / (days/365)                                      0.127756
             y to the x power                                        1.079768
             Compound return                                            7.98%